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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 333-71784) and related Prospectus of JB Oxford Holdings, Inc. for the registration of 10,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 28, 2003, with respect to the consolidated financial statements and schedules of JB Oxford Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                            /s/  Ernst & Young LLP

Los Angeles, California
December 8, 2003